                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   BEDFORD PROPERTY INVESTORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       [LOGO]

                                     [LOGO]

Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend our Annual Meeting of Stockholders. This meeting will be held on Thursday, May 13, 1999 at 1:00 p.m. at the Soda Activity Center at St. Mary's College, 1928 St. Mary's Road, Moraga, California. There is a map to St. Mary's College on the last page of this proxy.

Enclosed please find the Notice of Meeting, Proxy Statement and Proxy Card. At this Meeting we are seeking to elect seven directors, all of whom will be elected by the Stockholders, voting as a single class. Stockholders will also be asked to ratify the appointment of KPMG LLP as the Company's independent public accountants for the upcoming year.

Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposal.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy Card.

I hope to see you at the Annual Meeting.

Very truly yours,

            [SIGNATURE]
Peter B. Bedford
Chairman of the Board and Chief Executive Officer

                        [LOGO]

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                              LAFAYETTE, CA 94549

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999

                            ------------------------

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at the Soda Activity Center at St. Mary's College, 1928 St. Mary's Road, Moraga, California, on Thursday, May 13, 1999 at 1:00 p.m. local time, to consider the following proposals:

    1. Election by the holders of Common Stock of seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

    2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1999; and

    3.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 23, 1999 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF STOCK HOLDERS ENTITLED TO CAST A MAJORITY OF ALL THE VOTES ENTITLED TO BE CAST AT THE MEETING SHALL CONSTITUTE A QUORUM. THIS PROXY STATEMENT IS ACCOMPANIED BY A PROXY CARD. IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          DENNIS KLIMMEK
                                          SECRETARY

April 9, 1999
Lafayette, California

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                              LAFAYETTE, CA 94549

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                  MAY 13, 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Common Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.02 per share (the "Common Stock"), to be exercised at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999 at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    The purpose of the Annual Meeting is to consider and act upon the following proposals:

    1. Election by the holders of Common Stock of seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

    2. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1999; and

    3. To transact such other business as may properly be brought before the Annual Meeting.

    This Proxy Statement and the enclosed Proxy Card are being mailed to the Common Stockholders on or about April 9, 1999.

    The holders of record of the shares of Common Stock at the close of business on March 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting in relation to proposals 1 and 2, above, on which they will vote as a class. At the close of business on the Record Date, 22,012,170 shares of Common Stock were outstanding (the "Outstanding Stock"), each of which is entitled to cast one vote.

    The presence at the Annual Meeting, in person or by proxy, of Common Stockholders holding shares entitled to cast a majority for each proposal of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The directors (Proposal 1) will be elected by a plurality of all the votes cast at the Annual Meeting. Accordingly, abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. The affirmative vote of a majority of all the votes cast by holders of Common Stock is necessary for ratification of the appointment of independent public accountants for the fiscal year ending December 31, 1999 (Proposal 2). Abstentions as to this proposal will not be counted as votes cast and will have no effect on the result of the vote on this proposal.

    Under the Maryland General Corporation Law ("MGCL"), holders of shares of Outstanding Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

    All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $5,000 plus expenses, which would be borne by the Company.

    This proxy statement is accompanied by a proxy card for use by the Common Stockholders. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of proposals 1 and 2. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is currently composed of seven members. Accordingly, the Common Stockholders, voting as a class, have the right to elect all seven members to the Board of Directors to serve until the next annual meeting of Common Stockholders and until their respective successors are duly elected and qualified.

    The Board of Directors has nominated the seven individuals listed below to serve as directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE SEVEN NOMINEES LISTED BELOW.

NAME                            AGE                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS              DIRECTOR SINCE
--------------------------      ---      -----------------------------------------------------------------  ---------------
Claude M. Ballard                   69   Mr. Ballard is a Trustee of The Urban Land Institute, and a                1992
                                         Limited Partner of the Goldman Sachs Group, L.P. Mr. Ballard also serves on the Board of Directors of CBL & Associates, a REIT, and
                                         Taubman Center Properties, Inc., a REIT. In addition, he is a
                                         Trustee of Mutual Life Insurance Company of New York, the
                                         Chairman of Merit Equity Partners, Inc., a property acquisition and management company, and a Director of Horizon Hotels, Inc., a hotel ownership and management company. Mr. Ballard attended
                                         Memphis State University and the University of Tennessee.

Peter B. Bedford                    61   Mr. Bedford has been Chairman of the Board since May 1992 and              1991
                                         Chief Executive Officer since November 1992. Mr. Bedford has been engaged in the commercial real estate business, primarily in the
                                         Western United States, for over 36 years and has been responsible for the acquisition, ownership, development and management of an aggregate of approximately 19 million square feet of industrial, office and retail properties, as well as land, in 14 states. Mr.
                                         Bedford serves on the board of directors of Bixby Ranch Company, a real estate investment company, eVAULT, a data storage company, and First American Title Guarantee Co., a title insurance
                                         company. Mr. Bedford is the recipient of numerous awards
                                         recognizing his contributions to the real estate industry and serves as a governor of the Urban Land Foundation and an overseer of the Hoover Institution. His previous experience also includes serving as Vice Chairman of the National Realty Committee and of
                                         the Hoover Institution and as Chairman of the Real Estate
                                         Advisory Board of the Wharton School of Business. Mr. Bedford
                                         received his B.A. in Economics from Stanford University.

NAME                            AGE                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS              DIRECTOR SINCE
--------------------------      ---      -----------------------------------------------------------------  ---------------
Anthony Downs                       68   Mr. Downs is a Senior Fellow at The Brookings Institute, a                 1992
                                         non-profit policy research organization. Mr. Downs serves on the
                                         Board of Directors of each of Pittway Corporation, a holding company with equity interests in alarm manufacturing entities,
                                         General Growth Properties, Inc., a REIT, Massachusetts Mutual
                                         Life Insurance Co., the Urban Institute, the NAACP Legal and
                                         Educational Defense Fund, Inc., the National Housing Partnership
                                         Foundation, a developer of low-income housing, the Urban Land
                                         Institute, Counselors of Real Estate, the Essex Property Trust,
                                         Inc., and Penton Media, Inc. Mr. Downs received a B.A. in
                                         International Relations and Political Theory from Carleton
                                         College and an MA and Ph.D. in Economics from Stanford
                                         University.

Thomas G. Eastman                   52   Mr. Eastman is the owner of Forrester Capital, LLC which makes             1995
                                         venture capital investments in real estate related businesses.
                                         Prior to forming Forrester Capital he was Co-Chairman and a founder of Aldrich Eastman Waltch, a national real estate
                                         investment advisor. Mr. Eastman is on the Board of Directors or of Advisors of a number of real estate companies including those in which he has invested. Mr. Eastman was Chairman of the
                                         National Association of Real Estate Investors. He is a member of the Urban Land Institute and of the Counselors of Real Estate.
                                         Mr. Eastman received a B.A. from Stanford University and an
                                         M.B.A. from Harvard University.

Anthony M. Frank                    67   Mr. Frank served as Postmaster General of the United States from           1992
                                         1988 to 1992 and as Chairman and Chief Executive Officer of First
                                         Nationwide Bank from 1971 to 1988. Prior to that time, he was
                                         Chairman of the Federal Home Loan Bank of San Francisco, Chairman
                                         of the California Housing Finance Agency, Chairman of Independent
                                         Bancorp of Arizona, and the first Chairman of the Federal Home
                                         Loan Mortgage Corporation Advisory Board. Currently, he is
                                         Chairman of Acrogen, Inc., a biotechnology company; Chairman of
                                         Belvedere Capital Partners; and serves on the Board of Directors of Crescent Real Estate Equities, a REIT; Irvine Apartment
                                         Communities, a REIT; Charles Schwab & Co., a brokerage firm;
                                         Temple-Inland, Inc., a forest products company; General American
                                         Investors Company, Inc., a publicly-traded closed-end investment fund; and Cotelligent, Inc., an information technology services company. Mr. Frank received a B.A. from Dartmouth College and an
                                         M.B.A. from the Tuck School of Business at Dartmouth.

Thomas H. Nolan, Jr.                41   Mr. Nolan is a Managing Director of AEW Capital Management, L.P.           1995
                                         (AEW), a national real estate investment adviser. Mr. Nolan joined AEW in 1984.

NAME                            AGE                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS              DIRECTOR SINCE
--------------------------      ---      -----------------------------------------------------------------  ---------------
                                         Mr. Nolan's responsibilities include the oversight of investments made by certain partnerships managed by AEW. In that capacity he serves on a number of Boards of private companies and has
                                         formerly served on the Board of Directors of Crocker Trust, Inc., a REIT, and the Partnership Committee of the Taubman Realty Group
                                         L.P. Mr. Nolan earned a B.B.A. in Business Administration from the University of Massachusetts.

Martin I. Zankel, Esq.              65   Mr. Zankel has been a Director of the Company since May 1992. He           1992
                                         is Senior Principal in the law firm of Bartko, Zankel, Tarrant &
                                         Miller. In addition, Mr. Zankel has more than 35 years experience as a real estate investor and developer, including President of
                                         Independent Holdings, Inc., a real estate development company;
                                         Chairman of the Board and Chief Executive Officer of Landsing
                                         Pacific Fund, Inc., a REIT (ASE); and Managing Member of ZORO,
                                         LLC, a developer of San Francisco multimedia real estate
                                         facilities. Mr. Zankel is the Chairman of the Board of trustees of the Berkeley Repertory Theater. He received a B.S. in
                                         Economics from the Wharton School of Commerce and Finance at the
                                         University of Pennsylvania and a J.D. from the Hastings College of the Law at the University of California in San Francisco.

COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are not employees of the Company are currently paid an annual retainer fee of $17,500 and an additional fee of $2,500 for each Board meeting attended. Any non-employee Director attending in person a duly constituted meeting of a committee of the Board of Directors of which such Director is a member receives, in addition to any other fees to which he may be entitled, a separate meeting attendance fee equal to $2,500 for his or her attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any non-employee member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment receives $600 for each such meeting. Non-Employee Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a non-employee member of the Board of Directors travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Non-employee Directors receive no other cash compensation for their services on behalf of the Company. Pursuant to the Company's Amended and Restated 1992 Directors' Stock Option Plan, all Directors (whether or not employed by the Company) receive annual grants of 10,000 stock options and newly elected members receive 25,000 stock options.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held four regular meetings and no special meeting during 1998. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year.

    The Company has an Audit Committee which consists of Messrs. Ballard (Chairman), Downs, Frank and Nolan. The Audit Committee reviews the internal control of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the scope and results of the annual audit. The Audit Committee met twice during 1998.

    The Company also has a Compensation Committee which consists of Messrs. Downs (Chairman), Ballard, Eastman and Frank. The Compensation Committee is responsible for the administration of the Amended and Restated Employee Stock Option Plan (the "Employee Plan"). The Compensation Committee met once during 1998.

    The Company also has a Nominating Committee which consists of Messrs. Bedford (Chairman), Eastman, Frank and Zankel. The Nominating Committee is responsible for submitting nominations for the directors, elections for whom are held at the annual meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee met once during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during 1998 were Messrs. Downs, Ballard, Eastman and Frank. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 1998, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity which employs any of the members of the Compensation Committee.

    Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate, $51,218 in 1998.

                                   PROPOSAL 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    KPMG LLP, Certified Public Accountants, served as independent accountants of the Company for the fiscal year ended December 31, 1998. The Board of Directors, acting upon the recommendation of its audit committee, has appointed KPMG LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from the Common Stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

    The following persons serve as executive officers of the Company:

NAME                           AGE                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS               OFFICER SINCE
-------------------------      ---      -----------------------------------------------------------------  ---------------
Peter B. Bedford                   61   Mr. Bedford has been Chairman of the Board since May 1992 and              1992
                                        Chief Executive Officer since November 1992. Mr. Bedford has been engaged in the commercial real estate business, primarily in the
                                        Western United States, for over 36 years and has been responsible for the acquisition, ownership, development and management of an aggregate of approximately 19 million square feet of industrial, office and retail properties, as well as land in 14 states. Mr.
                                        Bedford serves on the board of directors of Bixby Ranch Company, a real estate investment company, eVAULT, a data storage company, and First American Title Guarantee Co., a title insurance
                                        company. Mr. Bedford is the recipient of numerous awards
                                        recognizing his contributions to the real estate industry and serves as a governor of the Urban Land Foundation and an overseer of the Hoover Institution. His previous experience also includes serving as Vice Chairman of the National Realty Committee and of
                                        the Hoover Institution and as Chairman of the Real Estate
                                        Advisory Board of the Wharton School of Business. Mr. Bedford
                                        received his B.A. in Economics from Stanford University.

James R. Moore                     58   Mr. Moore has been Executive Vice President and Chief Operating            1995
                                        Officer since January 1998 and joined the Company in September
                                        1995. From September 1995 to June 1997, Mr. Moore was Vice
                                        President of Property/Asset Management. From June 1997 to January
                                        1998, Mr. Moore was Senior Vice President of Property/Asset
                                        Management. From 1983 to 1994, he was Managing Director of
                                        Cushman and Wakefield, an international commercial real estate services firm. Mr. Moore was also a branch manager and commercial real estate broker at Cushman and Wakefield. He has served on the
                                        Board of Trustees of The Lindsay Museum since 1984. Mr. Moore has the CCIM designation and has lectured at the University of San
                                        Francisco and San Francisco State University. He received a B.A.
                                        in History from the University of California at Berkeley, an
                                        M.B.A. from the University of San Francisco and a Doctorate in
                                        Business Administration Degree from Golden Gate University.

Hanh Kihara                        51   Ms. Kihara has been Senior Vice President and Chief Financial              1993
                                        Officer of the Company since January 1999. From May 1993 to
                                        January 1999, Ms. Kihara served as Vice President and Controller of the Company. Prior to joining the Company, she was Controller and Assistant Controller of Bedford Properties Holdings, Ltd a
                                        company wholly owned by Mr. Bedford (BPHL), from 1990 to 1993.
                                        From

NAME                           AGE                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS               OFFICER SINCE
-------------------------      ---      -----------------------------------------------------------------  ---------------
                                        1986 to 1990, Ms. Kihara was a Manager at Armstrong, Gilmour and
                                        Associates, a certified public accounting firm. Ms. Kihara has been a certified public accountant since 1989. Ms. Kihara
                                        received a B.S. in Administration and Accounting from California
                                        State University--Hayward.

Dennis Klimmek                     54   Mr. Klimmek has been Secretary since January 1998 and General              1997
                                        Counsel since December 1998 of the Company and Bedford
                                        Acquisitions, Inc., a California corporation wholly-owned by Mr.
                                        Bedford. From October 1997, Mr. Klimmek served as a Senior Vice
                                        President of the Company and Bedford Acquisitions, Inc. From 1992
                                        to 1997, Mr. Klimmek served as Vice President and General Counsel of Kemper Real Estate Management Company and its affiliates, a real estate development and management company. From 1986 to
                                        1992, he was Vice President and General Counsel of BPHL. Mr.
                                        Klimmek has been a member of the California Bar since 1974. He received a B.S. in Business Administration/Economics from
                                        Pepperdine University, a M.S. in Engineering from the University of Southern California and a J.D. from Loyola University.

Anne L. Hoffman                    46   Ms. Hoffman has been Senior Vice President, Development of the             1998
                                        Company and Bedford Acquisition, Inc. since March 1998. Ms.
                                        Hoffman has personally managed the development of over a million square feet of suburban office, R&D, warehouse and service buildings. In the four years immediate prior to joining the
                                        Company, Ms. Hoffman was the principal of a real estate
                                        consulting practice providing a variety of services to corporate and developer clients such as Catellus, The Martin Group,
                                        Chevron, Ryerson Steel, and Vintage Properties. From 1992 to
                                        1994, Ms. Hoffman was Vice President of Sales and Marketing for
                                        HQ Network System, the franchise organization for HQ Business
                                        Centers. From 1984 to 1991 Ms. Hoffman was a Partner and Project
                                        Manager for the Philadelphia based Rouse & Associates.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

    The following table sets forth information regarding compensation paid by the Company for services rendered during the past three fiscal years for (i) the Chief Executive Officer, (ii) the three next most highly compensated executive officers of the Company who were employed by the Company as of December 31, 1998, (iii) the two most highly compensated executive officers of Bedford Acquisition, Inc. who were employed by Bedford Acquisition, Inc. as of December 31, 1998, and (iv) the Executive Vice President and Chief Operating Officer of Bedford Acquisitions, Inc., who resigned from this position as of November 15, 1998, (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION          -------------------------
                                      -----------------------------------   RESTRICTED                  ALL OTHER
                                                   SALARY       BONUS      STOCK AWARDS    OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR        ($)          ($)           ($)           (#)         ($)(1)
------------------------------------  ---------  ----------  ------------  ------------  -----------  -------------
Peter B. Bedford ...................       1998  $  154,500  $   50,000     $ 292,500(2)    10,000(3)   $   8,910
  Chief Executive Officer                  1997  $  150,000  $  100,000(5)  $ 150,938(2)   100,000(4)   $   6,840
                                           1996  $  150,000  $  100,000(5)                  10,000(3)   $   6,435
                                                                                            75,000(4)
                                                                                            10,000(3)
                                                                                            50,000(4)
James R. Moore .....................       1998  $  151,875  $  100,000(6)  $ 121,875(2)    75,000(4)   $   8,910
  Executive Vice President and Chief       1997  $  150,000  $  100,000(6)  $ 100,625(2)    30,000(4)   $   3,240
  Operating Officer                        1996  $  150,000  $   50,000                     50,000(4)   $     135
Scott R. Whitney(7) ................       1998  $  150,000  $  166,667     $ 122,109(2)    50,000(4)   $   6,690
  Senior Vice President and Chief          1997  $   47,211  $   75,000(8)  $ 124,250(2)    50,000(4)   $   2,165
  Financial Officer
Robert E. Pester(9) ................       1998  $  155,116  $  131,250     $ 146,250(2)    75,000(4)   $   7,365
  Executive Vice President and Chief       1997  $  150,000  $  350,000     $ 150,938(2)    50,000(4)   $   6,390
  Operating Officer of Bedford             1996  $  150,000  $  200,000                     50,000(4)   $   5,835
  Acquisitions, Inc.
Hanh Kihara ........................       1998  $   96,500  $   40,000     $  97,500(2)    25,000(4)   $   1,590
  Senior Vice President and Chief          1997  $   82,500  $   40,000     $  60,375(2)    20,000(4)   $   1,590
  Financial Officer                        1996  $   75,000  $   25,000                     10,000(4)   $   1,635
Dennis Klimmek(10) .................       1998  $  151,500  $  100,000     $  97,500(2)    50,000(4)   $   8,910
  Senior Vice President, General           1997  $   37,500  $   25,000     $ 120,375(2)    60,000(4)   $   1,673
  Counsel and Secretary
Anne L. Hoffman(11) ................       1998  $  120,250  $  150,000     $  97,500(2)    25,000(4)   $   4,893
  Senior Vice President, Development

------------------------

 (1) Includes auto allowance (in an aggregate amount of $35,500 for 1998, $15,425 for 1997, and $9,000 for 1996), premiums paid by the Company for term life insurance (in an aggregate amount of $608 for 1998, $473 for 1997, and $540 for 1996) and matching contributions under the Company's 401(k) Plan (in an aggregate amount of $9,000 for 1998, $6,000 for 1997, and $4,500 for 1996).

 (2) All restricted stock granted to date, except for the restricted stock granted to Messrs. Whitney and Klimmek under the terms of their employment agreements, will fully vest five (5) years from the date granted. In the case of restricted stock granted to Messrs. Whitney and Klimmek, 20% of the restricted stock vests annually from the date granted. The aggregate restricted stock held by the

     Named Executive Officers as of December 31, 1998 and the aggregate cash value of those shares based on the closing price of the common stock on the date of grant were as follows: Mr. Bedford 22,500 shares/$443,438; Mr. Moore 11,250 shares/$222,500; Mr. Whitney 13,500 shares/$246,609; Mr.
     Pester 15,000 shares/$297,188; Ms. Kihara 8,000 shares/$157,875; Mr.
     Klimmek 11,000 shares/ $217,875; and Ms. Hoffman 5,000 shares/$97,500. The Named Executive Officers are paid dividends on their holdings of restricted stock.

 (3) Represents stock options granted pursuant to the Director Plan.

 (4) Represents stock options granted pursuant to the Employee Plan.

 (5) 50% of Mr. Bedford's 1996, 1997 bonuses were paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford. See "Certain Relationships and Related Transactions-- Funding of Acquisitions and Financing Costs."

 (6) 50% of Mr. Moore's 1997 and 1998 bonuses were paid by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford.

 (7) Mr. Whitney commenced employment with the Company in September 1997. Mr. Whitney resigned from his position with the Company as of March 31, 1999.

 (8) Mr. Whitney's entire 1997 bonus was paid by Bedford Acquisitions, Inc.

 (9) Mr. Pester was employed by Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford. See "Certain Relationships and Related Transactions--Funding of Acquisitions and Financing Costs." Mr. Pester resigned as of November 15, 1998.

 (10) Mr. Klimmek commenced employment with the Company and Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford in October 1997.

 (11) Ms Hoffman commenced employment with the Company and Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford in March 1998.

OPTION GRANTS

    The following table sets forth certain information concerning options granted during 1998 to the Named Executive Officers.

                                                  OPTION GRANTS IN 1998
                                                    INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                               -----------------------------------------------------------  AT ASSUMED ANNUAL RATES OF
                                  NUMBER OF       PERCENT OF                                 STOCK PRICE APPRECIATION
                                 SECURITIES      TOTAL OPTIONS                                  FOR OPTION TERM(3)
                                 UNDERLYING       GRANTED TO      EXERCISE                  --------------------------
                               OPTIONS GRANTED   EMPLOYEES IN       PRICE      EXPIRATION        5%           10%
NAME                                 (#)          FISCAL YEAR      ($/SH)         DATE          ($)           ($)
-----------------------------  ---------------  ---------------  -----------  ------------  ------------  ------------
Peter B. Bedford.............       10,000(1)            N/A      $   19.56     11/16/2008  $    123,028  $    311,776
                                   100,000(2)             16%     $   19.56      5/16/2008  $  1,230,275  $  3,117,729
James R. Moore...............       75,000(2)             12%     $   19.56      5/16/2008  $    922,706  $  2,338,319
Scott R. Whitney.............       50,000(2)              8%     $   16.28       9/8/2008  $    511,961  $  1,297,410
Robert E. Pester.............       75,000(2)             12%     $   19.56      5/16/2008  $    922,706  $  2,338,319
Hanh Kihara..................       25,000(2)              4%     $   19.56      5/16/2008  $    307,569  $    779,440
Dennis Klimmek...............       50,000(2)              8%     $   19.56      5/16/2008  $    615,138  $  1,558,879
Anne Hoffman.................       25,000(2)              4%     $   19.56      5/16/2008  $    307,569  $    779,440

------------------------

 (1) Represents stock options granted pursuant to the Director Plan, which options vest and become exercisable six months from the date of grant.

 (2) Represents stock options granted pursuant to the Employee Plan.

 (3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates for appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

AGGREGATE OPTION EXERCISES IN 1998 AND VALUES AT YEAR-END 1998

    The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 1998 and the number and aggregate dollar value of unexercised options held at the end of 1998.

                       AGGREGATED OPTION/SAR EXERCISES IN
                LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF              VALUE OF UNEXERCISED
                                                             SECURITIES UNDERLYING        IN-THE-MONEY OPTIONS
                                                              UNEXERCISED OPTIONS              AT YEAR-END
                                   SHARES        VALUE         AT FISCAL YEAR-END                ($)(1)
                                 ACQUIRED ON   REALIZED    --------------------------  ---------------------------
NAME                              EXERCISE        ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
Peter B. Bedford...............      30,000    $ 311,003      111,250        173,750   $  1,223,438   $   295,313
James R. Moore.................      --           $0           20,000        110,000   $    210,938   $   210,938
Scott R. Whitney...............      --           $0           12,500         87,500        --       $    843,750
Robert E. Pester...............       1,250     $3,750         35,000        --        $    379,688       --
Hanh Kihara....................      --           $0           21,500         41,250   $    278,438  $     21,094
Dennis Klimmek.................      --           $0           15,000         95,000        --            --
Anne Hoffman...................      --           $0           --             25,000        --            --

------------------------

(1) For all unexercised in-the-money options, assumes a fair market value at December 31, 1998 of $16 7/8 per share of Common Stock, which is the last transaction in the Common Stock on the New York Stock Exchange on that date.

EMPLOYMENT AGREEMENT WITH PETER B. BEDFORD

    On February 16, 1993, the Company entered into an employment agreement with Mr. Bedford, Chairman and Chief Executive Officer, and amended the agreement on September 18, 1995. Pursuant to the amended employment agreement, Mr. Bedford has agreed to serve as Chairman and Chief Executive Officer of the Company on a substantially full-time basis until the agreement's expiration on September 18, 2000. After September 18, 2000, the agreement will be automatically renewed for additional one-year terms unless either party gives the other notice of non-renewal. Under the employment agreement, the Company agrees to pay Mr. Bedford a salary of not less than $150,000 per annum, plus automobile and parking allowances. The amended employment agreement provides that the Company will pay Mr. Bedford a severance payment equal to his base salary in the event that his employment is terminated by the Company without cause or Mr. Bedford resigns following a change in control of the Company. The agreement defines a "change of control" as a transaction not approved by a majority of the Board that results in the acquisition by any person of 35% of the voting stock of the Company, other than persons who had such voting control at the time the agreement was originally entered into.

EMPLOYMENT AGREEMENT WITH DENNIS KLIMMEK

    As of October 1, 1997, Bedford Acquisitions, Inc., a California corporation wholly-owned by Mr. Bedford entered into an employment agreement with Mr. Klimmek pursuant to which Mr. Klimmek additionally agreed to serve as Senior Vice President, and Legal Counsel of the Company. Under the employment agreement, Bedford Acquisition, Inc. agreed to pay Mr. Klimmek a base salary of $150,000 per annum, plus automobile expenses. Under the terms of the agreement, Mr. Klimmek was granted 60,000 stock options and 7,500 restricted shares of the Company on commencement of his employment. Additionally, Mr. Klimmek received an annual incentive bonus, guaranteed to be $100,000 for the first full year of Mr. Klimmek's employment, and $25,000 for 1997. The agreement also provides that Mr. Klimmek is to receive a minimum of 50,000 options and 5,000 shares of restricted stock for each of the next two years of employment. The agreement provides that if, at any time during the first three years of Mr. Klimmek's employment, a "change of control" (as that term is defined in the Restricted Stock Agreement) occurs in the Company or Mr. Klimmek is terminated without cause, Mr. Klimmek will be granted (i) a severance payment equal to one year's salary and bonus and (ii) the immediate grant and vesting of all restricted stock and stock options previously granted to Mr. Klimmek.

EMPLOYMENT AGREEMENT WITH ANNE HOFFMAN

    On January 7, 1998, Bedford Acquisition, Inc. entered into an employment agreement with Ms. Hoffman pursuant to which Ms. Hoffman agreed to serve as Senior Vice President, Development. The term of employment is two years. Under the employment agreement, Bedford Acquisition, Inc. agreed to pay Ms. Hoffman a base salary of $150,000 per annum, a bonus of $150,000 per annum, and automobile expenses for the term of the agreement. Under the terms of the agreement, Ms. Hoffman was granted 5,000 restricted shares of the Company. The agreement provides that if Ms. Hoffman is terminated without cause at any time prior to the end of the term of the agreement she would receive $600,000 less the total amount of salary and bonuses paid to her through the date of termination.

RETENTION AGREEMENTS

    The Company has entered into retention agreements ("Retention Agreements") with Mr. Moore, Ms. Kihara and Mr. Bedford providing for certain cash payments in the event of an executive's termination of employment following a change in control of the Company. For purposes of the Retention Agreements, a "change in control" is defined as (i) the acquisition by any person of 30% or more of the combined voting power of the Company (with certain exceptions), (ii) a change in 50% of the membership of the Board during any consecutive 2-year period, where new members of the Board were not approved by members at the beginning of the period or by other members so approved, (iii) the occurrence of a reorganization, merger, consolidation or other transaction after which the stockholders of the Company immediately prior to the transaction do not, immediately following the transaction, own more than 50% of the combined voting power of the Company and (iv) a sale, liquidation or distribution of all or substantially all of the assets of the Company. Mr. Bedford may elect to receive termination payment under his Retention Agreement or his Employment Agreement but not both.

    In the event of an Involuntary Termination (as defined in the Retention Agreements) of a participating executive within two years following a change in control, such executive will be entitled to receive a cash payment equal to the sum of the executive's salary plus 3-year average bonus. Any severance payable under an executive's retention agreement will be reduced by any amount of severance payable to such executive under any other plan, arrangement or agreement under which the executive is entitled to receive cash severance payments. In addition, the participating executive will be entitled to receive a pro rata bonus for the year in which the Involuntary Termination occurs.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    During 1998 the members of the Compensation Committee were Messrs. Downs, Eastman, Frank and Ballard. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers.

    The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by these executives which benefits the Stockholders and (iii) to align the financial interests of the Company's executive officers directly with those of the Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus, and stock option and restricted stock awards. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option and restricted stock awards are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options or shares previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

SALARIES

    Base salaries for the executive officers are adjusted annually, following a review by the Chairman and Chief Executive Officer (the "CEO") of the Company. In completing the review, performance of the individual with respect to specific objectives is evaluated, as are increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of other publicly traded real estate investment trusts of similar size, with a comparable number of properties and employees. These comparisons are completed through a review of various public filings as well as through a review of the results of the REIT Executive Compensation Survey sponsored by the National Association of Real Estate Investment Trusts (NAREIT). When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

    With respect to the CEO, the Compensation Committee considers a number of factors in setting his compensation, the most important of which are the level of compensation paid to chief executive officers of other real estate investment trusts, the success of the Company's recent acquisitions of new properties, and his importance to the Company's efforts to raise capital in the public markets. The current base salary for Mr. Bedford, the Company's CEO, is less than the average for chief executive officers of similar real estate investment trusts. However, his total compensation is deemed appropriate in view of the restricted stock and the stock options he holds.

ANNUAL BONUSES

    Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including the amount of equity capital raised, the success of the Company's acquisition and sale programs, and the growth in the Company's funds from operations, after adjustment for lease commissions, tenant improvements and other capital expenditures.

STOCK OPTION AWARDS

    Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. Options granted by the Compensation Committee under the Company's Employee Stock Option Plan are made at fair market value on the date of the grant, vest over various time periods of up to five years and expire after ten years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. The executive officers were granted a significant number of options in 1998, as the Compensation Committee sought to implement its overall strategy of aligning the financial interests of the executive officers with those of the Stockholders.

RESTRICTED STOCK AWARDS

    A share of restricted stock entitles a participant to receive a share of common stock at a specified vesting date, subject to vesting criteria, and, in the discretion of the Compensation Committee performance criteria. All restricted stock granted to date, except for the restricted stock granted to Mr. Whitney and Mr. Klimmek under the terms of their employment agreements, will fully vest five (5) years from the date granted. In the case of restricted stock granted to Mr. Klimmek, 20% of the restricted stock vests annually from the date granted. In the case of restricted stocks granted to Mr. Whitney, 37% vested prior to his resignation from the Company on March 31, 1999. The remaining shares of the restricted stock were cancelled. Much like stock options, restricted stock awards are utilized by the Company to provide an incentive to the employee, and to align the interests of the employee with those of the Stockholders by providing the employee with a financial interest in the Company. During 1998, the Company granted 62,700 shares of restricted stock.

SECTION 162(M)

    The Company intends that compensation paid to its executive officers will be deductible under Section 162(m) of the Internal Revenue Code.

                                          COMPENSATION COMMITTEE
                                          Anthony Downs (Chairman)
                                          Thomas G. Eastman
                                          Anthony M. Frank
                                          Claude M. Ballard

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of securities ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and greater than ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of copies of such reports furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) stockholders during the fiscal year ended December 31, 1998 were satisfied.

STOCK PRICE PERFORMANCE GRAPH

    The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the SNL Securities Corporate Performance Index Value of all publicly-traded real estate investment trusts ("REITs") holding greater than a 75% equity interest in their REIT-qualifying assets. The graph assumes that $100 was invested on December 31, 1993 in the Common Stock and the indices, and that all dividends were reinvested throughout the period.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    BEDFORD PROPERTY INVESTORS, INC.
TOTAL RETURN PERFORMANCE
                                                INDEX VALUE
                                           Bedford Property
                                            Investors, Inc.    S&P 500   SNL All Equity REITs
12/31/93                                            $100.00    $100.00                $100.00
12/31/94                                            $119.10    $101.32                $103.74
12/31/95                                            $165.04    $139.39                $119.38
12/31/96                                            $220.18    $171.26                $162.30
12/31/97                                            $290.79    $228.42                $195.40
12/31/98                                            $241.31    $293.69                $161.67

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

                                                    BEDFORD PROPERTY               SNL ALL
YEAR ENDING                                            INVESTORS       S&P 500   EQUITY REITS
--------------------------------------------------  ----------------  ---------  ------------
12/31/93..........................................     $   100.00     $  100.00   $   100.00
12/31/94..........................................     $   119.10     $  101.32   $   103.74
12/31/95..........................................     $   165.04     $  139.39   $   119.38
12/31/96..........................................     $   220.18     $  171.26   $   162.30
12/31/97..........................................     $   290.79     $  228.42   $   195.40
12/31/98..........................................     $   241.31     $  293.69   $   161.67

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 15, 1999, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and officers of the Company as a group.

                                                                                     NUMBER OF SHARES
                                                                                       BENEFICIALLY     PERCENT OF
NAME AND ADDRESS                                                                           OWNED           CLASS
-----------------------------------------------------------------------------------  -----------------  -----------
Bed Preferred No. 1 Limited Partnership(1).........................................       4,166,667          18.25%
Lend Lease Rosen Real Estate Securities LLC........................................       1,450,550           6.35%
PRA Securities Advisors LP.........................................................       1,383,869           6.06%
Heitman PRA Securities Advisors LLC................................................       1,352,469           5.92%
Peter B. Bedford...................................................................       1,180,242(2)        5.17%
Anthony Downs......................................................................          70,000(3)      **
Anthony M. Frank...................................................................          73,200(3)      **
Claude M. Ballard..................................................................          64,521(4)      **
Martin I. Zankel...................................................................          80,991(5)      **
Thomas G. Eastman..................................................................          55,000(6)      **
Thomas H. Nolan, Jr................................................................          55,000(6)      **
James R. Moore.....................................................................          85,775(7)      **
Hanh Kihara........................................................................          43,000(8)      **
Dennis Klimmek.....................................................................          48,500(9)      **
Anne Hoffman.......................................................................          16,250(10)     **
All directors and officers as a group (17 persons).................................       1,875,085(11)       8.21%

------------------------

  ** Less than 1%.

 (1) A Delaware limited partnership beneficially owned by an investment fund managed by AEW Capital Management. The shares held by this partnership were acquired on October 14, 1997 upon the partnerships' conversion of all of the shares of the Company's Series A Convertible Preferred Stock, then outstanding, into shares of Common Stock.

 (2) Includes 140,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner), 8,400 shares owned by Mr. Bedford's wife (as to which Mr. Bedford has shared voting power and may be deemed to be beneficial owner), 50,000 shares owned by the Grindstone Trust a revocable trust in which Mr. Bedford has a beneficial interest, 1,490 shares held in trust for Mr. Bedford's grandchildren, and 136,250 shares of Common Stock subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (3) Includes 40,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (4) Includes 40,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999 and 616 shares held in trust for Mr. Ballard's children.

 (5) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and 40,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (6) Includes 55,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (7) Includes 38,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (8) Includes 27,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (9) Includes 27,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (10) Includes 6,250 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

 (11) Includes 8,991 partnership units convertible into 8,991 shares of Common Stock and 540,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of March 15, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUNDING OF ACQUISITION, DISPOSITION AND DEVELOPMENT COSTS

    Due to the Company's limited financial resources, its activities relating to the acquisition of new properties, sales of Company owned real estate and development of real property are currently performed by Bedford Acquisitions, Inc., ("Bedford Acquisitions"), a corporation wholly owned by Peter B. Bedford, the Company's Chairman and Chief Executive Officer, pursuant to a written contract dated January 1, 1995. The contract provides that Bedford Acquisitions is obligated to provide services to the Company with respect to the Company's acquisition, disposition and development activities, and that Bedford Acquisitions is responsible for the payment of its expenses incurred in connection therewith. Such expenses include certain costs incurred by the Company on behalf of Bedford Acquisitions, including the cost of officers and directors insurance coverage under the Company's insurance policy. Bedford Acquisitions also paid one-half of Mr. Moore's bonus ($50,000), and all compensation paid to Mr. Pester, Mr. Klimmek and Ms. Hoffman in 1998. Bedford Acquisitions must submit to the Company a direct cost estimate for the Company's approval relating to each acquisition, disposition or development, setting forth the estimated timing and amount of all projected Bedford Acquisitions costs relating to the acquisition or financing. Pursuant to the contract, Mr. Bedford is obligated to make the payments of Bedford Acquisitions' expenses described above if Bedford Acquisitions fails to make any such payments in a timely fashion, provided that Mr. Bedford is not obligated to pay any such amounts exceeding $1 million or following a termination of Bedford Acquisitions' obligations based on the expiration or termination of the term of the contract. The contract provides that Bedford Acquisitions is to be paid a fee in an amount equal to the lesser of (i) (x) 1 1/2% of the purchase price of property acquisitions, plus (y) 1 1/2% of the sale price of dispositions plus (z) 5% of the total costs paid on each development project, or (ii) an amount equal to (a) the aggregate amount of approved expenses funded by Bedford Acquisitions through the time of such acquisition or financing minus (b) the aggregate amount of fees previously paid to Bedford Acquisitions pursuant to such arrangement. In no event will the aggregate amount of fees paid to Bedford Acquisitions exceed the aggregate amount of costs funded by Bedford Acquisitions. The agreement with Bedford Acquisitions will expire on January 1, 2001.

    For the year ended December 31, 1998, the Company had paid Bedford Acquisitions an aggregate of approximately $4,063,000 for acquisition, disposition and development activities performed pursuant to the foregoing arrangements which was approximately $791,000 less than the sum of 1.5% of the aggregate purchase price of acquired or sold properties plus 5% of development costs. The Company believes that since the fees charged under the foregoing arrangements (i) have been and continue to be comparable to those charged by other sponsors of real estate investment entities or other third-party service providers and (ii) have been and continue to be charged only for services on acquired or sold properties or developed properties, such fees were and continue to be properly includable in direct acquisition costs and capitalized as part of the asset or financing activities. If the Company were to discontinue this arrangement, its acquisition, disposition and development activities would have to be paid by the Company, as incurred, out of cash from operations or borrowings and certain of such costs would be reflected as operating expenses in its statement of operations rather than being capitalized. For example, without the above-described arrangement with Bedford Acquisitions, the Company may have incurred substantial operating expenses relating to acquisition, disposition and development activities; if the Company had employed the same personnel and incurred the same expenses as Bedford Acquisitions, net income and Funds from Operations for the year ended December 31, 1998 each would have been reduced by approximately $2,400,000 (or $0.10 per common share assuming dilution) compared to the corresponding amounts actually reported for that period. The Company intends to discontinue this fee arrangement if and when its operating results permit it to sustain acquisition, disposition and development activities internally. However, the termination of this arrangement prior to that time would likely require the Company to decrease its acquisition, disposition and development efforts, which could have a material adverse effect on the Company's ability to grow.

OTHER TRANSACTIONS

    Martin I. Zankel, a member of the Board of Directors of the Company, and his associates provide legal services to the Company for which his firm was paid, in the aggregate, $51,218 in 1998.

INDEBTEDNESS OF MANAGEMENT

    In September 1995, the Company established a Management Stock Acquisition program. Under the program, options exercised by key members of management within thirty days of the grant date may be exercised and paid for either in cash or with a note payable to the Company. Each note is due five years after the date of its issuance or within ninety days from termination of employment, with interest payable quarterly. During 1996, Mr. Bedford and Mr. Moore, both of whom are executive officers of the Company, each exercised options for 25,000 shares of Common Stock in exchange for notes payable to the Company. The notes, of $325,000 each, bear interest at 7.5% per annum. As of February 28, 1999, $229,305 and $256,957, in principal amount were outstanding under the notes owed by Mr. Bedford and Mr. Moore, respectively.

                               OTHER INFORMATION

    A copy of the Company's Annual Report or Form 10-K for the fiscal year ended December 31, 1998, may be obtained, without charge, by writing to Dennis Klimmek, General Counsel, Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549.

                                 OTHER MATTERS

    The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

                             STOCKHOLDER PROPOSALS

    Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2000 must be received by the Company at its principal executive offices no later than March 10, 2000 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                          By Order of the Board of Directors,

                                                       [SIGNATURE]

                                          Dennis Klimmek
                                          SECRETARY

April 9, 1999

                                 [MAP]

                        PROXY FOR COMMON STOCKHOLDERS

                      BEDFORD PROPERTY INVESTORS, INC.
                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                    THIS PROXY IS SOLICITED BY MANAGEMENT

   The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Dennis Klimmek and Hanh Kihara, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 1999 Annual Meeting of Stockholders of the Company to be held on Thursday, May 13, 1999 at 1:00 p.m. at the Soda Activity Center at St. Mary's College, 1928 St. Mary's Road, Moraga, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

                               FOLD AND DETACH HERE

                                                           Votes must be
                                                            indicated by
                                                         filling in X in
                                                       Black or Blue ink.  /X/

Your management and Board of Directors unanimously recommend that you vote FOR proposals 1 and 2.

                                                         FOR  AGAINST  ABSTAIN
                                                         / /    / /      / /

1. Election of Directors Nominees:
Claude M. Ballard; Peter B. Bedford;
Anthony M. Downs; Thomas G. Eastman;
Anthony M. Frank; Thomas H. Nolan;
Martin I. Zankel.

For all (Except Nominee(s) written below.)

------------------------------------------



                                                         FOR  AGAINST  ABSTAIN
                                                         / /    / /      / /

2. Ratification of appointment by the Company's Board of Directors of KPMG LLP to serve as Company's independent auditors for fiscal year ended
December 31, 1999.

                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s)                                            Dated            , 1999
            ---------------------------------------          ------------

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                               FOLD AND DETACH HERE